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Item 7(a)

ENTRENAUT, INC.
A Wholly-Owned Subsidiary of Calendar Capital, Inc.
FINANCIAL STATEMENTS
Period from July 1, 1999
(inception) through
December 31, 1999

INDEPENDENT AUDITORS' REPORT

Board of Directors
Entrenaut, Inc.
St. Paul, Minnesota

    We have audited the balance sheet of Entrenaut, Inc. as of December 31, 1999, and the related statements of operations, shareholders' equity and cash flows for the period from July 1, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entrenaut, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1 and Note 2, a significant portion of the Company's assets are investments in start-up companies. The ultimate recovery of these investments is based on these companies developing profitable operations. The financial statements do not include any adjustments to write-down these investments, however, it is at least reasonably possible that estimates of the recoverability of these investments will change in the near term.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses incurred during 1999, the nature of its investments and advances to affiliates as well as its need to raise additional capital raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER LTD.

February 28, 2000
Minneapolis, Minnesota

ENTRENAUT, INC.

BALANCE SHEET—DECEMBER 31, 1999

Assets:
Current assets:
Cash	$210,527
Prepaid and other	26,251

Total current assets	236,778

Property and equipment, net of accumulated depreciation of $403	9,309
Investments	1,144,053
Goodwill, net	308,763

Total assets	$1,698,903

Liabilities and shareholders' equity:
Current liabilities:
Notes payable	$200,000
Accounts payable	49,288
Accrued expenses	25,643
Due to related parties	46,751
Stock purchase payable	180,000
Income taxes payable	1,587

Total current liabilities	503,269

Deferred tax liability	2,172

Shareholders' equity:
Common stock, $.01 par value, 50,000,000 shares authorized; 1,996,064 shares issued and outstanding	19,961
Additional paid-in capital	1,508,661
Stock subscriptions receivable	(162,028)
Accumulated deficit	(173,132)

1,193,462

Total liabilities and shareholders' equity	$1,698,903

See notes to financial statements.

ENTRENAUT, INC.

STATEMENT OF OPERATIONS

Period from July 1, 1999 (inception) through December 31, 1999

Management and consulting fees	$757,612
Less direct costs	361,427

Net revenues	396,185
General and administrative expenses	395,685

Income from operations	500

Other expenses:
Interest expense	6,327
Equity in losses of affiliated companies	163,546

169,873

Loss before income taxes	(169,373)
Income tax expense	3,759

Net loss	$(173,132)

See notes to financial statements.

ENTRENAUT, INC.

STATEMENT OF SHAREHOLDERS' EQUITY

Period from July 1, 1999 (inception) through December 31, 1999

	Number of Shares	Par Value	Additional Paid-in Capital	Stock Subscriptions Receivable	Accumulated Deficit	Total
Issuance of common stock (from $.13 to $2.50 per share)	1,996,064	$19,961	$1,453,994	$(162,028)		$1,311,927
Issuance of common stock warrants and options			54,667			54,667
Net loss					$(173,132)	(173,132)

Balance, on December 31, 1999	1,996,064	$19,961	$1,508,661	$(162,028)	$(173,132)	$1,193,462

See notes to financial statements.

ENTRENAUT, INC.

STATEMENT OF CASH FLOWS

Period from July 1, 1999 (inception) through December 31, 1999

Cash flows from operating activities:
Net loss	$(173,132)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	403
Deferred tax liability	2,172
Amortization	16,250
Equity in losses of affiliated companies	163,546
Issuance of common stock warrants	17,167
Change in operating assets and liabilities:
Prepaids and other	(26,251)
Accounts payable	49,288
Accrued expenses	25,643
Due to related parties	46,751
Income taxes payable	1,587

Net cash provided by operating activities	123,424

Cash flows from investing activities:
Purchase of property and equipment	(9,712)
Investments:
Cash paid for common stock	(860,000)
Advances to affiliates	(757,612)
Payments received from affiliates	390,000

Net cash used in investing activities	(1,237,324)

Cash flows from financing activities:
Proceeds from:
Issuance of common stock	1,124,427
Notes payable	250,000
Payments on notes payable	(50,000)

Net cash provided by financing activities	1,324,427

Net increase in cash	210,527
Cash, beginning	0

Cash, ending	$210,527

Supplemental disclosure of cash flow information, cash paid for interest	$2,607

Supplemental schedule of non-cash investing and financing activities:
Investments acquired through:
Stock purchase payable	$180,000

Issuance of:
Common stock	$187,500
Warrants	37,500

$225,000

Common stock warrants and options issued for debt guarantee	$17,167

See notes to financial statements.

ENTRENAUT, INC.

NOTES TO FINANCIAL STATEMENTS

Period from July 1, 1999 (inception) through December 31, 1999

1.  Summary of significant accounting policies:

Nature of operations:

    Entrenaut, Inc. (Company) located in Minneapolis, Minnesota, was founded on July 1, 1999 with the purpose of starting, developing, and managing internet-related businesses. It is designed to incubate development-stage companies through management oversight of a concept, cooperative partnership, or passive investment, and to bring these concepts to launch quickly and successfully.

Cash:

    The Company maintains its cash at a financial institution in Minnesota. At times, the bank balance exceeds limits insured by Federal agencies.

Property and equipment:

    Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets.

    The estimated useful lives are as follows:

Computer software	3 years
Office equipment	5 years
Furniture and fixtures	7 years

Investments in common stock:

    The Company has investments in the common stock of five companies. These investments are summarized as follows:

    Chefinabox, Inc.—The Company paid cash of $215,000 to acquire 21.18% of the common stock of Chefinabox, Inc., a development stage virtual restaurant that intends to sell restaurant quality, semi-prepared meals to the consumer via the Internet. The investment is accounted for on the equity method. The difference between the cost of the investment and the amount of underlying equity in net assets of the investee of $169,458 is being amortized over 60 months.

    OfficeCause.com, Inc.—The Company paid cash of $200,000 to acquire 22.22% of the common stock of OfficeCause.com, Inc., a development stage virtual storefront consisting of more than 50 well-known merchants and a representation of national and local charities. When a customer makes a purchase through OfficeCause.com, Inc., a percentage is contributed to a charity of the customer's choice. The investment is accounted for on the equity method. The difference between the cost of the investment and the amount of underlying equity in net assets of the investee of $155,556 is being amortized over 60 months.

    Commission Junction, Inc.—The Company paid cash of $320,000 in addition to incurring a stock purchase payable of $180,000 due at December 31, 1999 to acquire approximately 2% of the common stock of Commission Junction, Inc., a company that provides a mechanism for affiliates and merchants to find each other over the Internet and track transactions between the two companies. The investment is accounted for on the cost method.

    StoreItOnLine.com, Inc.—The Company paid cash of $75,000, issued 150,000 shares of its common stock and issued common stock warrants to purchase 100,000 additional shares to acquire approximately 9% of the common stock of StoreItOnLine.com, Inc., a high capacity, web-based storage business. The investment is accounted for on the cost method. The Company also received warrants to purchase an additional 150,000 shares of Store It On Line.com, Inc. common stock as part of the stock purchase.

    Superior Wireless Communications—The Company paid cash of $50,000 to acquire 5.0% of the common stock of Superior Wireless Communications, a premium access internet service provider of wireless broadband to high band width demand customers. The investment is accounted for on the cost method.

Stock compensation:

    The Company accounts for its stock-based compensation awards to employees under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and will disclose the required pro forma effect on net loss as recommended by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.

Income taxes:

    Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Temporary differences giving rise to the deferred tax liability at December 31, 1999 consists of the difference between the book and tax basis of property and equipment.

Basis of presentation:

    The Company's financial statements for the year ended December 31, 1999 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

    The Company has incurred losses of approximately $173,000 through December 31, 1999 and will incur additional costs as it continues to develop and market internet based companies. Also, a substantial amount of the Company's assets are investments in and advances to start-up companies, the realization of which is entirely dependent on these companies developing profitable operations. The Company's ability to continue as a going concern is also largely dependent on its ability, as well as the ability of the companies in which it has investments, to raise additional capital. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result if the Company is unable to continue as a going concern.

    From July 1, 1999 through December 31, 1999, the Company raised approximately $1,100,000 through the sale of stock to private investors. On January 3, 2000, the Board of Directors undertook a private offering of 200 units of convertible debentures at $5,000 per unit in connection with raising up to $1,000,000 in debt financing. Each unit is convertible into 20,000 shares of the common stock of the

Company at $.25 per share bearing an annual interest rate of 9% and is to be sold solely to accredited investors. If the offering is successful, the Company plans to use the proceeds to continue present operations as well as support the launch of OfficeCause.com, Inc. and Chefinabox, Inc.

    At the same time, in conjunction with its merger with Calendar Capital, Inc. (Note 10), the Company is waiting for the NASD to put its public common stock back on the OTC Bulletin Board. A local brokerage firm has applied with the NASD to become a market maker in this stock. Once the stock is trading on the OTC Bulletin Board, the Company intends to seek another round of financing. The Company has not yet determined whether this round will be public or private and has not yet determined the amount of the offering. In addition, OfficeCause.com, Inc. and Chefinabox, Inc. plan to begin raising additional private financing in the next three to six months. Although the Company may invest further in these companies, management expects that a majority of future funding of these companies will come from unrelated third parties.

    The Company is also actively seeking personnel to fill critical roles, including a Chief Technical Officer, Concept Developers and Chief Executive Officers for Chefinabox, Inc. and OfficeCause.com, Inc.

Use of estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    Significant estimates inherent in the preparation of the accompanying financial statements include management's estimates of the collectibility of advances made to affiliates and the valuation of investments in common stock. It is reasonably possible that a change in these estimates will occur in the near term.

2.  Related parties:

    During 1999, the Company entered into incubation agreements with Chefinabox, Inc. and OfficeCause.com, Inc. Under these agreements, the Company will provide incubation services to these affiliates, including developing business strategy, brand, market positioning, creative design, web site and setting up back-end operations. The Company charges these affiliates for consulting time at $125 per hour with a maximum of 2,000 hours. The Company also contracts with outside consultants to provide services to bring the concept to market and adds a 15% mark up to these consulting fees. The Company also pays for standard business operating expenses on behalf of its affiliates, which are charged back with no additional mark up. After the affiliate web sites are in operation, the affiliates can choose to continue using Company services such as marketing, customer service, accounting, use of office equipment, phones and space. Use of these services will incur additional charges and are not included in the charges noted above.

    Total amounts charged during 1999 under these incubation agreements were $455,605 to Chefinabox, Inc. and $302,007 to OfficeCause.com, Inc. Amounts due from these affiliates, which are included in investments, at December 31, 1999 were $255,605 from Chefinabox, Inc. and $112,007 from OfficeCause.com, Inc.

    The majority shareholder of Chefinabox, Inc. and OfficeCause.com, Inc. is also the Chief Executive Officer and Chairman of the Board of Directors of the Company.

    During the year, the Company borrowed $10,000 from Net Medical, Inc., which has the same Chief Executive Officer as the Company. Net Medical Inc. also paid $13,164 of payroll costs on behalf of the Company. Total amount included in due to related parties related to Net Medical, Inc. was $16,751. The Company also incurred approximately $21,000 during 1999 to determine whether the Net Medical, Inc. concept has the potential to be incubated. If the concept is developed, these costs may be charged back to Net Medical, Inc. as outside consultant fees subject to a 15% mark-up.

    The Company borrowed $30,000 from Calendar Capital, Inc., which the Company merged with effective January 1, 2000. This amount is also included in due to related parties at December 31, 1999.

    Crawford Capital Corp., which is owned by the Chief Executive Officer of the Company, paid $5,000 of professional fees on behalf of the Company during 1999. The amount was reimbursed prior to December 31, 1999.

3.  Investments in affiliates:

    The Company has investments in Chefinabox, Inc. and Office Cause.com, Inc. that are accounted for on the equity method. The table below summarizes the unaudited financial information of these companies as of and for the period ended December 31, 1999:

Assets	$25,720

Liabilities	$367,990
Shareholders' deficit	(342,270)

$25,720

Revenue	$0
Expenses	757,269

Net loss	$757,269

4.  Notes payable:

    Notes payable includes borrowings from a bank under a $250,000 line-of-credit, of which $150,000 was used at December 31, 1999. Interest only payments at an interest rate of 1.5% over prime (10% at December 31, 1999) are due monthly through October 2000 at which time the principal balance is due. The line-of-credit is secured by all business assets of the Company, a bank account pledged by a shareholder of the Company and a personal guarantee for the entire amount of the credit facility by the same shareholder. Interest payments made under the line-of-credit were $2,607 during 1999.

    Notes payable also includes borrowings from a shareholder in the amount of $50,000. The note bears interest at 10% and is due September 30, 2000. The note is secured by 5,000 shares of Commission Junction stock held by the Chief Executive Officer of the Company. In addition, the Chief Executive Officer of the Company also agreed to transfer 500 shares of Commission Junction stock held by him to the lender within 90 days of the time that Commission Junction goes public.

ENTRENAUT, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Period from July 1, 1999 (inception) through December 31, 1999

5.  Stock purchase payable:

    On October 15, 1999, the Company entered into an agreement for the purchase of 40,000 shares of Commission Junction common stock for total consideration of $200,000. At December 31, 1999, $180,000 was still remaining to be paid under this agreement. The amount was paid on January 9, 2000.

6.  Income taxes:

    The income tax provision consists of the following:

Current income taxes:
Federal	$920
State	667

1,587

Deferred income taxes:
Federal	1,260
State	912

2,172

Income tax expense	$3,759

    The deferred tax liability consists of the tax effects of future temporary deductible differences related to property and equipment.

    Income taxes applicable to loss before income taxes are more than that obtained using statutory income tax rates due to the following items which are non-deductible for federal income tax purposes:

Equity in net losses of affiliates	$163,546
Goodwill amortization	16,250

$179,796

7.  Commitments:

Employment agreements:

    During 1999, the Company entered into employment agreements with two of its officers which requires the payment of annual compensation and certain fringe benefits through 2000. One of the agreements contains provisions for the payment of bonuses based on the amount of equity capital that the officer secures for the Company.

8.  Common stock warrants:

    The Company has issued warrants to certain debt holders, guarantors, vendors, and an investee in exchange for accepting shares of the Company's common stock as partial consideration for the purchase of the investee's stock. The fair value of these warrants was recorded as additional paid-in capital. The Company has also issued warrants to employees. At December 31, 1999 the Company had issued warrants to purchase 350,000 shares of common stock at $1.50 per share. The warrants are exercisable and expire at various dates through December 2002. No warrants have been exercised as of December 31, 1999.

    The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB Opinion No. 25 and related interpretations. No compensation cost has been recognized for warrants issued to employees when the exercise price of the warrants issued are at least equal to the fair value of the common stock on the date of the issue. Had compensation costs for these warrants been determined consistent with SFAS No. 123, the Company's net loss would have been unchanged as the warrants were determined to have no fair value on the date of issuance. The fair value of each warrant for the proforma disclosures required by SFAS No. 123 is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions:

Dividend yield	None
Expected volatility	None
Expected life of option	3 years
Risk-free interest rate	6.00%

9.  Common stock options:

    In consideration for providing a loan to the Company, the Company issued an option to acquire up to 40,000 shares of common stock at $1.25 per share. The option shall not expire until the later of six months beyond the payoff of the loan or December 31, 2000. The fair value of this option is included in additional paid-in capital. The option has not been exercised as of December 31, 1999.

10.  Merger with Calendar Capital, Inc.

    On October 4, 1999, the Board of Directors approved the merger of the Company with Calendar Capital, Inc. (Calendar), a public shell company. On October 21, 1999, the shareholders of the Company approved the negotiation of this merger with Calendar. As a result, certain officers of the Company began negotiations with Calendar to consummate the merger. On December 7, 1999, the Board of Directors and Shareholders approved, recommended and authorized the Company to enter into a Stock Exchange Agreement (Agreement) between the Company and Calendar.

    On December 8, 1999, the Company signed a letter of intent to acquire Calendar pursuant to a reverse merger of the Company into Calendar, which would be the surviving corporation and whose name would be changed to Entrenaut, Inc. The terms of the merger included, among other things, that Calendar would authorize and create a new class of Convertible Preferred Stock to be designated as Series C, each share of such Series C stock to be convertible into 12.5 shares of Calendar Common Stock. In the merger, each outstanding share of the Company's stock would be exchanged for 2 shares of the Series C Convertible Preferred Stock.

    The Company and Calendar finalized the terms of the letter of intent by entering into a Stock Exchange Agreement effective January 1, 2000, the date of the merger between the Company and Calendar. For accounting purposes, the merger has been treated as an acquisition of Calendar by the Company and as a recapitalization of the Company.

    The following condensed unaudited information reflects the proforma balance sheet of the merged companies as of December 31, 1999 and the proforma statement of operations for the period from April 1, 1999 through December 31, 1999:

	Entrenaut, Inc. December 31, 1999	Calendar Capital, Inc. December 31, 1999	Combined December 31, Adjustments	1999
Proforma balance sheet:
Current assets	$236,778	$72,650	$(30,000)	$279,428
Investments	1,144,053			1,144,053
Property and equipment, net	9,309			9,309
Goodwill	308,763			308,763

	$1,698,903	$72,650	$(30,000)	$1,741,553

Current liabilities	$503,269	$772,791	$(30,000)	$1,246,060
Deferred tax liability	2,172			2,172
Shareholders' equity	1,193,462	(700,141)		493,321

	$1,698,903	$72,650	$(30,000)	$1,741,553

Proforma statement of operations:
Revenue, net	$396,185			$396,185
Expenses	569,317	$44,119		613,436

Net loss	$(173,132)	$(44,119)		$(217,251)

    There are no proforma disclosures at March 31, 1999 (Calendar's year end) as Entrenaut, Inc. did not exist at that date.

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Item 7(a)